EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-31275, 333-65331, 333-69669, 333-69663, 333-69659, 333-86475, 333-88311, 333-88307, 333-88309, 333-31702, 333-44226, 333-66396, 333-69456, 333-69458, 333-70916, 333-104236, 333-117486 and 333-134248 on Form S-3 and Registration Statement Nos. 333-40969, 333-38920, 333-38922, 333-70902, and 333-119044 on Form S-8 of our reports dated February 13, 2007, relating to the financial statements and the financial statement schedule of CardioDynamics International Corporation and management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of CardioDynamics International Corporation, appearing in this Annual Report on Form 10-K of CardioDynamics International Corporation for the year ended November 30, 2006.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
February 13, 2007